77Q1(e)

The investment advisory agreement between the Registrant and Beck, Mack & Oliver LLC was revised to remove the Beck, Mack & Oliver International Fund. Amended Appendix to Investment Advisory Agreement dated April 10, 2009 was filed as Exhibit (d)(2)(A) in Post Effective Amendment No. 539 via EDGAR on July 27, 2016 (accession number 0001435109-16-001852).

The investment advisory agreement between the Registrant and Auxier Asset Management LLC was revised to reduce the advisory fee payable by the Fund. Amended Appendix to Investment Advisory Agreement dated April 16, 2012 was filed as Exhibit (d)(6)(A) in Post-Effective Amendment No. 554 bia EDGAR on October 26, 2016 (accession number 0001435109-16-002143).

Amended Appendix to the Amended and Restated Investment Advisory Agreement between Registrant and Merk Investments LLC was filed as Exhibit (d)(9)(A) in post-effective amendment No. 536 via EDGAR on July 26, 2016, accession number 0001435109-16-001839.

Investment Advisory Agreement between Registrant and Adalta Capital Management, LLC was filed as Exhibit (d)(34) in post-effective amendment No. 551 via EDGAR on September 29, 2016, accession number 0001435109-16-002085.